SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CARLYLE INDS.

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 7/29/98           60,000             1.1750
          GAMCO INVESTORS, INC.
                                 7/30/98            4,000             1.1275
                                 7/30/98            4,000-            1.1281
                                 7/07/98            4,000-            1.1875
                                 7/06/98            6,000             1.2500
                                 6/22/98              268-            1.2500
                                 6/04/98              500-            1.1555
                                 6/04/98           10,000             1.4156

























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.